Agreement Number:
                                                            --------------------









                                    AGREEMENT

                                     between

                             FISERV SOLUTIONS, INC.
                                255 Fiserv Drive
                            Brookfield, WI 53045-5815

                                       and

                           APPALACHIAN COMMUNITY BANK
                                ELLIJAY, GEORGIA








                               Date: July 26, 2002











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AGREEMENT  dated as of July 26, 2002  ("Agreement")  between  FISERV  SOLUTIONS,
                      ---------------

INC., a Wisconsin  corporation  ("Fiserv"),  and Appalachian  Community Bank , a
                                                -----------------------------
Georgia Financial Institution ("Client").
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      Fiserv and Client hereby agree as follows:

     1. Term. The initial term of this Agreement shall be 5 years and, unless written notice of non-renewal is provided by either party at least 120 days prior to expiration of the initial term or any renewal term, this Agreement shall automatically renew for a renewal term of 3 years. This Agreement shall commence on the earliest of the day Fiserv Services (as defined below) are first used by Client or September 6, 2002 .

     2. Services. (a) Services Generally. Fiserv, itself and through its affiliates, agrees to provide Client, and Client agrees to obtain from Fiserv services ("Services") and products ("Products") (collectively, "Fiserv Services") described in the attached Exhibits:

      Exhibit A - Account Processing Services
      Exhibit H - Additional Services (Disaster Recovery)
      Exhibit O - Internet Banking Services

     The Exhibits set forth specific terms and conditions applicable to the Services and/or Products, and, where applicable, the Fiserv affiliate so performing. Client may select additional services and products from time to time by incorporating an appropriate Exhibit to this Agreement.

     (b) Conversion Services. Fiserv will convert Client's existing applicable data and/or information to the Fiserv Services. Those activities designed to transfer the processing from Client's present servicer to the Fiserv Services are referred to as "Conversion Services". Client agrees to cooperate with Fiserv in connection with Fiserv's provision of Conversion Services and to provide all necessary information and assistance to facilitate the conversion. Client is responsible for all out-of-pocket expenses associated with the Conversion Services. Fiserv will provide Conversion Services as required in connection with Fiserv Services. Fees for Conversion Services are set forth in Exhibit A-2(D).

     (c) Training Services. Fiserv shall provide training, training aids, user manuals, and other documentation for Client's use as Fiserv finds necessary to enable Client personnel to become familiar with Fiserv Services. If requested by Client, classroom training in the use and operation of Fiserv Services will be provided at a training facility designated by Fiserv. All such training aids and manuals remain Fiserv's property. Fees for Training Services are set forth in Exhibit A-2(M).

     3. Fees for Fiserv Services. (a) General. Client agrees to pay Fiserv:

     (i) estimated fees for Fiserv Services for the following month as specified in the Exhibits;

     (ii) estimated out-of-pocket charges for the following month payable by Fiserv for the account of Client;

     (iii) estimated Taxes (as defined below) thereon; and

     (iv) initial estimated fees amount will be based on outsourcing proposal dated June 3, 2002 (collectively, "Estimated Fees").

Fiserv shall timely reconcile Estimated Fees paid by Client for the Fiserv Services for the month and the fees and charges actually due Fiserv based on Client's actual use of Fiserv Services for such month. Fiserv shall either issue a credit to Client or provide Client with an invoice for any additional fees or other charges owed. Fiserv may change the amount of Estimated Fees billed to reflect appropriate changes in actual use of Fiserv Services. Estimated Fees may be increased from time to time as set forth in the Exhibits. Upon notification to and acceptance by Client, Fiserv may increase its fees in excess of amounts listed in the Exhibits in the event that Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices.

     (b) Additional Charges. Fees for out-of-pocket expenses, such as telephone, microfiche, courier, and other charges incurred by Fiserv for goods or services obtained by Fiserv on Client's behalf shall be billed to Client at cost plus the applicable Fiserv administrative fee, which will not exceed 15%. Such out-of-pocket expenses may be changed from time to time upon notification of a fee change from a vendor/provider.

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

     (c) Taxes. Fiserv shall add to each invoice any sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Fiserv Services ("Taxes"). In no event shall "Taxes" include taxes based upon the net income of Fiserv.

     (d) Exclusions. The Estimated Fees do not include, and Client shall be responsible for, furnishing transportation or transmission of information between Fiserv's service center(s), Client's site(s), and any applicable clearing house, regulatory agency, or Federal Reserve Bank.

     (e) Payment Terms. Estimated Fees are due and payable monthly upon receipt of invoice. Client shall pay Fiserv through the Automated Clearing House. In the event any amounts due remain unpaid beyond the 30th day after payment is due, Client shall pay a late charge of 1.5% per month. Should Client dispute any charges on an invoice that amount may be set aside without being considered in default until resolved with Fiserv in a timely manner. In the event any undisputed amounts due remain unpaid beyond the 30th day after payment is due, Client shall pay a late charge of 1.5% per month. Any disputed items will be communicated to Fiserv at least three days prior to the scheduled debit transaction. The amount of dispute and reason will be indicated on a Disputed Item form and faxed or otherwise forwarded to the party names on the form. This amount will be deducted, without questions, from the amount due before processing the ACH transaction. Subsequent follow up of the items will be made by Fiserv account managers.

     4. Access to Fiserv Services. (a) Procedures.  Client agrees to comply with
applicable   regulatory   requirements   and  procedures  for  use  of  Services
established by Fiserv.

     (b) Changes. Fiserv shall continually review and modifiy Fiserv systems used in the delivery of Services (the "Fiserv System") to improve service and comply with government regulations, if any, applicable to the data and information utilized in providing Services. Fiserv reserves the right to make changes in Services, including but not limited to operating procedures, type of equipment or software resident at, and the location of Fiserv's service center(s). Fiserv will notify Client of any material change that affects Client's normal operating procedures, reporting, or service costs prior to implementation of such change; provided, however, that any change in service cost must conform with those provisions set forth in Section 3(a) of this Agreement.

     (c) Communications Lines. Fiserv shall order the installation of appropriate communication lines and equipment to facilitate Client's access to Services. Client understands and agrees to pay charges relating to the installation and use of such lines and equipment as set forth in the Exhibits.

     (d) Terminals and Related Equipment. Client shall obtain necessary and sufficient terminals and other equipment, approved by Fiserv and compatible with the Fiserv System, to transmit and receive data and information between Client's location(s), Fiserv's service center(s), and/or other necessary location(s). Fiserv and Client may mutually agree to change the type(s) of terminal and equipment used by Client.

     5. Client Obligations. (a) Input. Client shall be solely responsible for the input, transmission, or delivery to and from Fiserv of all information and data required by Fiserv to perform Services unless Client has retained Fiserv to handle such responsibilities, as specifically set forth in the Exhibits. The information and data shall be provided in a format and manner approved by
Fiserv. Client will provide at its own expense or procure from Fiserv all equipment, computer software, communication lines, and interface devices required to access the Fiserv System. If Client has elected to provide such items itself, Fiserv shall provide Client with a list of compatible equipment and software; Client agrees to pay Fiserv's standard fee for recertification of the Fiserv System resulting therefrom.

     (b) Client Personnel. Client shall designate appropriate Client personnel for training in the use of the Fiserv System, shall supply Fiserv with reasonable access to Client's site during normal business hours for Conversion Services and shall cooperate with Fiserv personnel in their performance of Services, and Conversion Services.

     (c) Use of Fiserv System. Client shall (i) comply with any operating instructions on the use of the Fiserv System provided by Fiserv; (ii) review all reports furnished by Fiserv for accuracy; and (iii) work with Fiserv to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv.

     (d) Client's Systems. Client shall be responsible for ensuring that its systems are Year 2000 compliant and capable of passing and/or accepting date formats from and/or to the Fiserv System.

     6. Ownership and Confidentiality. (a) Definition.

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

     (i) Client Information. "Client Information" means: (A) confidential plans, customer lists, information, and other proprietary material of Client that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Fiserv); and (B) any information and data concerning the business and financial records of Client's customers prepared by or for Fiserv, or used in any way by Fiserv in connection with the provision of Fiserv Services (whether or not any such information is marked with a restrictive legend).

     (ii) Fiserv Information. "Fiserv Information" means: (A) confidential plans, information, research, development, trade secrets, business affairs (including that of any Fiserv client, supplier, or affiliate), and other proprietary material of Fiserv that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Client); and (B) Fiserv's proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

     (iii)Information.   "Information"   means  Client  Information  and  Fiserv
          Information.   No  obligation  of   confidentiality   applies  to  any
          Information that the receiving party ("Recipient") (A) already possesses without obligation of confidentiality; (B) develops independently; or (C) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

     (b) Obligations. Recipient, except as otherwise provided in Section 6(a) above, agrees to hold as confidential all Information it receives from the disclosing party ("Discloser"). All Information shall remain the property of
Discloser or its suppliers and licensors. Information will be returned to Discloser at the termination or expiration of this Agreement. Fiserv specifically agrees that it will not use any non-public personal information about Client's customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act (or by applicable state law). Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Recipient may only use Information in accordance with the purpose of this Agreement. Recipient may disclose Information to (i) employees and employees of affiliates who have a need to know; and (ii) any other party with Discloser's written consent. Before disclosure to any of the above parties, Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement. Recipient may disclose Information to the extent required by law. However, Recipient agrees to give Discloser prompt notice so that it may seek a protective order. The provisions of this sub-section survive any termination or expiration of this Agreement.

     (c) Residuals. Nothing contained in this Agreement shall restrict Recipient from the use of any ideas, concepts, know-how, or techniques contained in Information that are related to Recipient's business activities ("Residuals"), provided that in so doing, Recipient does not breach its obligations under this Section. However, this does not give Recipient the right to disclose the Residuals except as set forth elsewhere in this Agreement.

     (d) Fiserv System. The Fiserv System contains information and computer software that are proprietary and confidential information of Fiserv, its suppliers, and licensors. Client agrees not to attempt to circumvent the devices employed by Fiserv to prevent unauthorized access to the Fiserv System, including, but not limited to, alterations, decompiling, disassembling, modifications, and reverse engineering thereof.

     (e) Information Security. Fiserv shall implement and maintain appropriate measures designed to meet the objectives of the guidelines establishing standards for safeguarding non-public Client customer information as adopted by any federal regulatory agencies having jurisdiction over Client's affairs.

     (f) Confidentiality of this Agreement. Fiserv and Client agree to keep confidential the prices, terms and conditions of this Agreement, without disclosure to third parties, except as required by applicable law.

     7. Regulatory Agencies, Regulations and Legal Requirements. (a) Client Files. Records maintained and produced for Client ("Client Files") may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over Client's business to the same extent as such records would be subject if maintained by Client on its own premises. Client agrees that Fiserv is authorized to give all reports, summaries, or information contained in or derived from the data or information in Fiserv's possession relating to Client when formally requested to do so by an authorized regulatory or government agency.

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

     (b) Compliance with Regulatory Requirements. Client agrees to comply with applicable regulatory and legal requirements, including without limitation:

     (i) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;

     (ii) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;

     (iii)retaining   records  of  its   accounts  as  required  by   regulatory
          authorities;

     (iv) obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or governmental agency; and

     (v) maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

     8. Warranties. (a) Fiserv Warranties. Fiserv represents and warrants that:

     (i)(A) Services will conform to the specifications set forth in the Exhibits; (B) Fiserv will perform Client's work accurately provided that Client supplies accurate data and information, and follows the procedures described in all Fiserv documentation, notices, and advices; (C) Fiserv personnel will exercise due care in provision of Services; (D) the Fiserv System will comply in all material respects with all applicable Federal and State regulations governing Services; and (E) the Fiserv System is Year 2000 compliant. In the event of an error or other default caused by Fiserv personnel, systems, or equipment, Fiserv shall correct the data or information and/or reprocess the affected item or report at no additional cost to Client. Client agrees to supply Fiserv with a written request for correction of the error within 30 days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client, on Client's behalf by a third party, or by Client's failure to follow procedures set forth by Fiserv shall be billed to Client at Fiserv's then current time and material rates; and

     (ii) it owns or has a license to furnish all equipment or software comprising the Fiserv System. Fiserv shall indemnify and hold harmless Client, it's officers, directors, employees, and affiliates against any claim or action that alleges that the Fiserv System use infringes a United States patent, copyright, or other proprietary right of a third party. Client agrees to notify Fiserv promptly of any such claim and grants Fiserv the sole right to control the defense and disposition of all such claims. Client shall provide Fiserv with reasonable cooperation and assistance in the defense of any such claim.

THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF FISERV SERVICES.

     (b) Client Warranties. Client represents and warrants that: (A) no contractual obligations exist that would prevent Client from entering into this Agreement; (B) it has complied with all applicable regulatory requirements; and
(C) Client has requisite authority to execute, deliver, and perform this Agreement. Client shall indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of the use by Client of the Fiserv System in a manner other than that provided in this Agreement.

     9. Limitation of Liability. (a) General. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV SERVICES, OR FISERV'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. NEITHER CLIENT NOR FISERV MAY ASSERT ANY CLAIM UNDER THIS AGREEMENT MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV FOR SERVICES RESULTING IN SUCH LIABILITY IN THE 6 MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID BY CLIENT FOR THE EQUIPMENT OR SOFTWARE. THIS SECTION 9(a) DOES NOT APPLY TO FISERV'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8(a)(ii).


     (b) Lost Records. If Client's records or other data submitted for processing are lost or damaged as a result of any failure by Fiserv, its employees, or agents to exercise reasonable care to prevent such loss or damage, Fiserv's liability on account of such loss

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

or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in Client's possession.

     10. Disaster Recovery. (a) General. Fiserv shall maintain a disaster recovery plan with respect to Fiserv Services (the "Disaster Recovery Plan"), and, in the event of a Disaster (as defined in this Section), Fiserv shall implement its Disaster Recovery Plan. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's service center in which Fiserv, using reasonable judgment, requires relocation of processing to a recovery location. Fiserv shall notify Client as soon as possible after Fiserv deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard services to a recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the recovery location and only after stabilizing the provision of base services.

     (b) Communications. In the event of a Disaster, Fiserv and Client shall establish alternative communications, as discussed by Fiserv and Client prior to the effective date of this Agreement.

     (c) Disaster Recovery Test. Fiserv shall test the Disaster Recovery Plan periodically. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Upon Client request, test results will be made available to Client's management, regulators, auditors, and insurance underwriters.

     (d) Client Plans. Fiserv agrees to release information necessary to allow Client's development of a disaster recovery plan that operates in concert with the Disaster Recovery Plan.

     (e) No Warranty. Client understands and agrees that the Disaster Recovery Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting Fiserv's service center(s). Fiserv does not warrant that Fiserv Services will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance necessary for Client's protection.

     11. Termination.  (a) Material Breach. Except as provided elsewhere in this
Section 11, either party may terminate this Agreement in the event of a material breach by the other party not cured within 90 days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

     (b) Failure to Pay. In the event any invoice remains unpaid by Client 30 days after due, notwithstanding amounts in dispute as provided in Section 3(e) above, or Client deconverts any data or information from the Fiserv System without prior written consent of Fiserv, Fiserv, at its sole option, may terminate this Agreement and/or Client's access to and use of Fiserv Services. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within 30 days of the invoice date specifying the nature of the disagreement.

     (c) Remedies. Remedies contained in this Section 11 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

     (d) Defaults. Each of the following shall constitute a "default" under this
Section 11(d):

     (i) Client, subject to the provisions of Section 11(b) above, defaults in the payment of any sum of money due;

     (ii) either party breaches this Agreement in any material respect or otherwise defaults in any material respect in the performance of any of its obligations; or

     (iii)either party commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code or becomes insolvent or if any substantial part of Client's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency;

in any such event, the non defaulting party may, upon written notice, terminate this Agreement. In the event Client is the defaulting party Fiserv will be entitled to recover from Client as liquidated damages an amount in accordance with subsection (e) below. The defaulting party agrees to reimburse the non-defulting party for any expenses the non-defaulting party may incur, including reasonable attorneys' fees, in taking any of the foregoing actions.

     (e) Convenience. Client may terminate this Agreement during any term by paying a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying Client's largest monthly invoice for each Fiserv Service received by Client during the term (or if no monthly invoice has been received, the sum of the estimated monthly billing for each Fiserv Service to be received hereunder) by 80% times the remaining months of the term during the first 24 months following Client's conversion to the Fiserv Services; or (ii) 65% times the remaining months of the term during the months 25-36 following Client's conversion to the Fiserv Services; or (iii) 50% times the remaining months of the term during the months 37-48 following Client's conversion to the Fiserv Services; or (iv) 40% times the remaining months of the term during the months 49-60 following Client's conversion to the Fiserv Services, plus any unamortized conversion fees or third party costs existing on Fiserv's books on the date of termination. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination.



     (f) Return of Data Files. Upon expiration or termination of this Agreement, Fiserv shall furnish to Client such copies of Client Files as Client may request in Fiserv's standard machine readable format along with such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System, provided, however, that Client consents and agrees and authorizes Fiserv to retain Client Files until (i) Fiserv is paid in full for (A) all Services provided through the date such Client Files are returned to Client; and
(B) any and all other amounts that are due or will become due under this Agreement; (ii) Fiserv is paid its then standard rates for the services necessary to return such Client Files; (iii) if this Agreement is being terminated, Fiserv is paid any applicable termination fee pursuant to subsection
(d), or (e) above; and (iv) Client has returned to Fiserv all Fiserv Information. Unless directed by Client in writing to the contrary, Fiserv shall be permitted to destroy Client Files any time after 30 days from the final use of Client Files for processing.

     (h) Miscellaneous. Client understands and agrees that Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client's premises.

     12. Arbitration. (a) General. Any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of arbitrator within 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one chosen by each party, and the third chosen by those two arbitrators. The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least one of the arbitrators selected will be an attorney. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 60 days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

     (b) Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of Wisconsin, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

     (c) Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve the first such dispute shall be held in Atlanta, Georgia, the proceedings to resolve the second such dispute shall be held in Ellijay, Georgia, and the proceedings to resolve any subsequent disputes shall alternate between Atlanta, Georgia and Ellijay, Georgia.

     13. Insurance. Fiserv carries, and will continue to carry, the following types of insurance coverages:

     (i) Comprehensive General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;

     (ii) Commercial Crime covering employee dishonesty in an amount not less than $5 million;

     (iii)All-risk property coverage including Extra Expense and Business Income coverage; and

     (iv) Workers Compensation as mandated or allowed by the laws of the state in which Services are being performed, including $500,000 coverage for Employer's Liability; and (v) Such coverage as required by the applicable regulatory authority.

     14. Audit. Fiserv employs, and shall continue to employ, an internal auditor responsible for ensuring the integrity of its processing environments and internal controls. In addition, Fiserv provides for periodic independent audits of its operations. Fiserv shall provide Client with a copy of the audit of the Fiserv service center providing Services within 6 months after its completion and shall charge each client a fee based on the pro rata cost of such audit, such fee not to exceed $350. Fiserv shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over Fiserv's provision of Services.

     15. General. (a) Binding Agreement. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by Client, whether pursuant to change of control or otherwise, without Fiserv's prior written consent. Client agrees that Fiserv may subcontract any Services to be performed hereunder; provided, however, that Fiserv shall be responsible for all obligations hereunder, whether performed by Fiserv or a Fiserv subcontractor. Any such subcontractors shall be required to comply with all applicable terms and conditions.

     (b) Entire Agreement. This Agreement, including its Exhibits, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein. In the event any of the provisions of any Exhibit are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control unless the Exhibit in question expressly provides that its terms and provisions shall control.

     (c) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

     (d) Governing Law. This Agreement will be governed by the substantive laws of the State of Wisconsin, without reference to provisions relating to conflict of laws. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

     (e) Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

     (f) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized courier service to the other party at the addresses listed on the cover page or to such other address or person as a party may designate in writing. All such notices shall be effective upon receipt.

     (g) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

     (h) Financial Statements. Fiserv shall provide Client and the appropriate regulatory agencies so requiring a copy of Fiserv, Inc.'s audited consolidated financial statements.

     (i) Prevailing Party. The prevailing party in any arbitration, suit, or action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such arbitration, suit, or action.

     (j) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

     (k) Exclusivity. Client agrees that Fiserv shall be the sole and exclusive provider of the services that are the subject matter of this Agreement, as defined in the Exhibit(s). For purposes of the foregoing, the term "Client" shall include Client affiliates. During the term of this Agreement, Client agrees not to enter into an agreement with any other entity to provide these services (or similar services) without Fiserv's prior written consent. If Client acquires another entity, the exclusivity provided to Fiserv hereunder shall take effect with respect to such acquired entity as soon as practicable after termination,giving consideration to, but not limited to, existing contract obligations, regarding such acquired entity's previously existing arrangement for these services. If Client is acquired by another entity, the exclusivity provided to Fiserv hereunder shall apply with respect to the level or volume of these services provided immediately prior to the signing of the definitive acquisition agreement relating to such acquisition and shall continue with respect to the level or volume of these services until any termination or expiration of this Agreement.

     (l) Recruitment of Employees. Client agrees not to hire current Fiserv's employees during the term of this Agreement and for a period of 6 months after any termination or expiration thereof, except with Fiserv's prior written consent.


================================================================================

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.

For Client:                                  For Fiserv:

APPALACHIAN COMMUNITY BANK                   FISERV SOLUTIONS, INC.


By:                                          By:
   ----------------------------------           --------------------------------
Name:                                        Name:    William W. Bryant
     --------------------------------             ------------------------------
Title:                                       Title:  President - Fiserv Atlanta
      -------------------------------              -----------------------------
Date:                                        Date:
     --------------------------------             ------------------------------

                                                                       Exhibit A
                           Account Processing Services

Client agrees with Fiserv as follows:

     1. Services. Fiserv will provide Client the Account Processing Services ("Account Processing Services") specified in Exhibit A - 1.

     2. Fees. Client shall pay Fiserv fees and other charges for Account Processing Services specified in Exhibit A - 2.

     3. Responsibility for Accounts. Client shall be responsible for balancing its accounts each business day and notifying Fiserv immediately of any errors or discrepancies. Provided that Client immediately notifies Fiserv of any discrepancy in Client's accounts, Fiserv shall, at its expense, promptly recompute accounts affected by discrepancies solely caused by the Fiserv Systems or provide for another mutually agreeable resolution. Fiserv will use its commercially reasonable efforts to correct errors attributable to Client or Client's other third party servicers. Reconstruction of error conditions attributable to Client or to third parties acting on Client's behalf will be done at prevailing rates as set forth in Exhibit A - 2.

     4. Annual Histories. Fiserv currently maintains annual histories, where applicable, for its clients. These histories can be used to reconstruct Client Files in an emergency. However, in order to permit prompt and accurate reconstruction of accounts, Client agrees to retain at all times and make available to Fiserv upon request the most recent data printout(s) received from Fiserv, together with copies or other accurate and retrievable records of all transactions to be reflected on the next consecutive printout(s).

     5. Hours of Operation. Account Processing Services will be available for use by Client during standard Fiserv business hours, excluding holidays, as specified in Exhibit A - 3. Account Processing Services may be available during additional hours, during which time Client may use Services at its option and subject to additional charges.

     6. Protection of Data. (a) For the purpose of compliance with applicable government regulations, Fiserv has an operations backup center, for which Client agrees to pay the charges indicated in Exhibit(s) H-1, H-2. Copies of transaction files are maintained by Fiserv off premises in secured vaults.

     (b) Upon Client providing access to Client Files through Client's customers' personal computers or voice response system, Client agrees to indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of such access to Client Files or any Fiserv files (including the files of other Fiserv clients) or the Fiserv System or other Fiserv systems.

     7. Processing Priority. Fiserv does not subscribe to any processing priority; all users receive equal processing consideration.

     8. Forms and Supplies. Client assumes and will pay the charges for all customized forms, supplies, and delivery charges. Custom forms ordered through Fiserv will be subject to a 15% administrative fee for warehousing and inventory control.

     9. Regulatory Supervision. By entering into this Agreement, Fiserv agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.

================================================================================

     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Agreement to be executed by their duly authorized representatives as of the date indicated below.


APPALACHIAN COMMUNITY BANK                           FISERV SOLUTIONS, INC.


By:                                          By:
   ---------------------------------            --------------------------------

Name:                                        Name:    William W. Bryant
     -------------------------------              ------------------------------
Title:                                       Title:  President - Fiserv Atlanta
      ------------------------------               -----------------------------
Date:                                        Date:
     -------------------------------              ------------------------------
                                       10

                                                                     Exhibit A-1

                           Account Processing Services

Fiserv will provide Client with the following Account Processing Services:

I.   Services     and/or     functions    to    be    performed    by    Fiserv:

     A. Maintain the necessary computer equipment in order to provide Client with complete electronic bookkeeping service for Deposit Accounts, Certificate Accounts, Loan Accounts, Central Information System, Account Analysis, ACH (Receiving), General Ledger, and On-Line Documentation five (5) days per week. The Information Technology, Inc.
          (ITI) Premier II Banking System will be used for Client's application processing.

     B. Provide necessary assistance to Client for the initial set-up to convert to the Fiserv system. Customer Service is provided by toll-free telephone as follows:

          (1) Full Customer Service specialists for all applications, Monday through Friday - 8:00 a.m. to 5:00 p.m. (EST)

          (2) Limited telephone coverage, Monday through Friday - 5:00 p.m. to 7:00 p.m. (EST)

          (3)  Emergency  after  hours  Customer   Service,   via  Beeper  -  24
               hours/day, 7 day/week

     C. Receive transmitted transaction data from Client at Fiserv by 7:00 p.m. (EST) daily or receive transaction input at a Fiserv center at mutually agreed time. If transaction data is not received by this appropriate time, assurance cannot be made for meeting the Client's scheduled needs the following day.

     D.   Reconcile Client's balancing totals.

     E. Exercise reasonable care in handling data submitted to Fiserv and hold all information received by Fiserv in strictest confidence.

     F. Calculate and provide figures for the daily accrual of interest earned, late charges due, and service charges.

     G. Transmit selected reports to Client's remote print facility or Fiserv facility for printing.



II. Services, functions and requirements to be performed by Client for participation in this agreement:

     A. Purchase/lease all equipment required in the bank to utilize the services provided by Fiserv.

     B. Provide transmitted data to Fiserv's Computer Center daily by 7:00 p.m. EST, or provide input data to a Fiserv center by mutually agreed times, records containing the necessary information to process the applications.

     C. Provide information on new accounts, change of address, changes of title and status change through the on-line data entry system.

     D. Repair and re-enter for reprocessing all rejected items, handle return items and reconcile controls.

     E.   Verify   signatures  and  stop  payments,   cancel  and  file  checks,
          microfilm, assemble and mail statements, handle return items and reconcile controls.

     F. Balance work daily to General Ledger Controls, verify new and re-issued coupon books, and mail notices.

     G.   Print and distribute reports selected by Client.

     H. Provide necessary transportation and Content Insurance coverage To and From Fiserv facility.

III. Fiserv will provide the following ancillary support services included in the monthly processing fee. Refer to Ancillary Module Current Fees Schedule, Exhibit A-5.

                                                                     Exhibit A-2

                           Account Processing Services

Fiserv will provide Client with the following Account Processing Services at the fees and prices indicated:

I. Fees to be paid monthly by Client to Fiserv for performance of the services outlined in Section I:

     A. Monthly Processing Fees The Client will be charged a monthly fee of $ .45 per account on file (Deposit, Loan)
          The Client will be charged a monthly fee of $ .15 per account on file (General Ledger)

     B.   Loan Coupon Books*                    $ 2.20 Each (Postage Additional)


     C.   Furnished by Client *


                  Postage/Courier Fees
                  Telephone Lines
                  Modems and Annual Modem Maintenance
                  In-Bank Terminal Equipment/Software
                  In-Bank Equipment/Software Maintenance

     D.   Conversion/Installation Fees          $

          A flat fee of $ 0 will be charged to convert to Premier II. Travel and
          related expenses will not exceed   $2,500.00

     E.   Supplies

          All forms necessary to the daily operations of Fiserv's System can be purchased through Fiserv at prices quoted at the time of purchase.


     F.   Miscellaneous Services

          75 Smart Reports will be provided and included in Base Monthly Processing Fee. Additional services provided per Exhibit A-4.

     G.   Platform/Teller Interfaces

                                         $ Included    Each Per Function
                                                      (i.e. Deposit/Loan/Teller)

     H.   ATM/EFT Service

             Installation Fees:
             One-Time Charge                      $  5,000.00   Waive
             Per ATM Connect Fee                  $  500.00     Includes first 5
             Per Network                          $  500.00     Includes Star
             Surcharge Set-Up                     $  1,000.00   Waive
             Surcharge Set-Up Per ATM             $  150.00     Includes first 5
             Communication Install Fee               Pass Through



         Monthly Charges

            ATM Base Fee                           $  400.00
            Network Support per Network            $  100.00
            Card Base Record                       $  0.06    Per Card
                                                   $  100.00  Minimum
            Per ATM Connect Fee                    $  150.00  Per Device
            Per ATM 7 X 24 Monitoring Fee          $  15.00   Per Device
            Communication Line Cost                   Pass Through

         Per Transaction Fees
            ON/US Transaction Fees                 $  0.10
            Foreign Transaction Fees               $  0.10
            Surcharge Transaction Fees             $  0.15  In Addition to Above
                                                            Transaction Fees

         ATM Cards
            Plastic Stock                             Pass Through
            New Card Order                         $  1.75    Per Card
            PIN Mailer                             $  0.35    Per Mailer
            Postage                                   Pass Through



         Visa Debit Processing                      Per Separate Quote


               I.   End of Year Processing

                    Per fee schedule published annually.

               J.   On-Line Terminal Support

                    Client will be charged a fee of $15.00 per on-line device per month.

     K.  Special Processing                        $  340.00  Per Hour
         ------------------

     L.  Programming/Consulting                    $  125.00  Per Hour
         ----------------------

     M.  On-Site Support/Training                  $  960.00  Per   Person   Per
         ------------------------                             Day Plus  Travel &
                                                              Related Expenses.

     N.   Deconversion Fees

          File formats and magnetic tapes in Fiserv format will be provided to designated processor as requested in writing providing the Client has no outstanding payments to Fiserv. Charges for the creation and delivery of these files will be computer run time or $2,500 per application (e.g. DDA, SAV, CD, LAS, etc.) per request, whichever is greater. All consulting interpretation and computer time required for the deconversion will be billed at per hour current rates.


     O.   Charges for Services

          All processing fees defined may be changed annually after the first anniversary of this Agreement. Each change shall be limited to the lessor of five percent (5%) or the change in the U.S. Department of Labor, Consumer Price Index for the twelve (12) month period preceding the anniversary date.


     P.   Software Licenses

          Pricing assumes that Client will maintain all application software licenses directly with ITI (Resource Management). Client will be responsible for all associated maintenance fees.


     Q.   Flex Credit : $50,000:

          Fiserv shall grant Client a credit of $50,000 (the "Flex Credit"), which credit the Client may apply toward the payment of all Fiserv Services, Conversion Services, Installation Services, Training Services, and any other service for which specific fees are set forth in this Agreement. Elimination of any standard services proposed or substantial reduction in actual accounts converted could result in a reduction of the total credit. This credit is not applicable to the billings for third party services billed to Fiserv, or out-of-pocket expenses incurred by Fiserv on behalf of Client, i.e., data communications costs, travel expenses for Fiserv personnel for on-site training. In the event that the contract is terminated early as outlined in Section 11, in addition to the liquidated damages and/or termination fees outlined in Section 11, Fiserv will be compensated for the Flex-Credit received by the Client in accordance with the following schedule: Years one (1) and two (2) one hundred (100%) percent; Year three (3) Sixty (60%) percent; Year four (4) forty (40%) percent; Year five (5) twenty (20%) percent. Client must use all Flex Credits by 12/31/02, any unused Flex Credit dollars will become void after 12/31/02.


     R.   Miscellaneous Credit:

          Client will receive a $2000 credit per month (the "Miscellaneous Credit") during months 1-60 of the initial term of the Agreement against processing fees, paid in consideration for assigment of the data processing contracts between Appalachian Information Management and two third-party banks, Community Bank of Pickens County and SouthBank. Should actual billings for services of Community Bank of Pickens County and SouthBank decrease from initial estimates, Fiserv shall reduce the Miscellaneous Credit by a percentageequal to the percentage reduction of such billing decrease. Should Community Bank of Pickens County and/or SouthBank terminate their data processing contract(s) with Fiserv, Client shall continue to be entitiled to the Miscellaneous Credit; provided, however, that the Miscellaneous Credit shall be reduced by a percentage which is equal to the percentage reduction of the billing decrease represented by the percentage that the total amount of the termination fee varies from 100% of the total amount of fees otherwise remaining under both data processing contracts.

          * All third party fees are subject to change without notice.

                                                                     Exhibit A-3


                               Hours of Operation

     The Fiserv Account Processing Center will be in operation for On-Line Accounting Processing Services in accordance with the following:

                  Monday                    8:00 A.M. - 7:00 P.M.
                  Tuesday                   8:00 A.M. - 7:00 P.M.
                  Wednesday                 8:00 A.M. - 7:00 P.M.
                  Thursday                  8:00 A.M. - 7:00 P.M.
                  Friday                    8:00 A.M. - 7:00 P.M.
                  Saturday                  8:00 A.M. - 4:00 P.M.

     All times stated are in Eastern Standard/Daylight Time. The Fiserv Account Processing Center will observe national holidays, and will be closed for on-line operations.

                                                                     Exhibit A-4

                             MISCELLANEOUS SERVICES


Request                                 Fee

PRM SMART Reports & Pull Files          $50 Per Report/File

CIS/6110/CIS/6030                           Standard One Per Month
Safe Deposit Box Billing                    Additional at $50.00 Per Report
Safe Deposit Box Trial and
Past Due Reports

CIS/6040                                    Standard One Per Month
Debit Card Reference Journal                Additional at $50.00 Per Request

CIS/6111                                    Standard One Per Month
Debit Card Billing                          Additional at $50.00 Per Request

DDA/3000                                $85 Per Request
"On-Demand" Statement Cycles

DDA/3800                                $340 Per Request*
DDA Month End Account                       *One  execution  of this program  is
Profitability Analysis                       included with month end processing.
                                             Charge would only apply to requests
                                             other than month end.

DDA/6000                                $170 Per Request*
DDA Balance Range Report                    *One  execution of  this  program is
                                             included with month end processing.
                                             Charge would only apply to requests
                                             other than month end.

DDA/6100                                $100 Plus $.35 per Confirmation
Audit Confirmations - DDA

DDA/6002                                $85  Per Request
Account Code/Cycle
Distribution Report

DDA/6003                                     Standard  at month end only.  Other
DDA Holds Report                             requests $85.00

DDA/6004                                $85  Per Request
Report Errors Concerning
DDA Stmts.

SAV/6000                                $170 Per Request*
SAV Balance Range Report                    *One  execution  of  this program is
                                             included with month end processing.
                                             Charge would only apply to requests
                                             other than month end.

SAV/6100                                $100 Plus $.35 per Confirmation
Audit Confirmations - SAV



SAV/6002                                $85  Per Request
Account Code/Cycle
Distribution Report

SAV/6003                                     Standard  at month end only.  Other
Report of SAV Holds                          requests $85.

SAV/6007                                     Standard  at month end only.  Other
Automatic Transfers to DDA Report            requests $85.

SAV/6006                                     Standard  at month end only.  Other
Savings Balances Subject to                  requests $85.
Rate Change

COD/6006                                $170 Per Request*
CD Analysis Reports                         *One  execution of  this  program is
                                             included with month end processing.
                                             Charge would only apply to requests
                                             other than month end.

COD/6100                                $100 Plus $.35 per Confirmation.
Audit Confirmations - CD

COD/6002                                $85  Per Request
Account Code/Cycle
Distribution Report

COD/6003                                $85  Per Request
Report of CD Holds

LAS/6013                                     Standard  at month end only.  Other
Loan Status Report -                         requests $85.
Reports by Period

LAS/6012                                     Standard at month end only.   Other
FHA Title I Home Improvement                 requests $85.
Loan Reporting

LAS/5202                                     Standard at month end only.   Other
Escrow Addenda Reference Journal             requests $85.

LAS/5203                                     Standard at month end only.   Other
Escrow Review Conversion                     requests $85.

LAS/6007                                $170 Per Request*
Loan Analysis Report                        *One execution  of  this  program is
                                             included with month end processing.
                                             Charge would only apply to requests
                                             other than month end.

LAS/6100                                $100 Plus $.35 per Confirmation
Audit Confirmations - Loans

LAS/6008                                     Standard at month end only.  Other
Dealer, Source or Participated Report        requests $85.


LAS/6200                                $85  Per Request
Line Transcript Statement Report


LAS/6201                                $85  Per Request
Note Transcript Statement Report


LAS/6202                                $85  Per Request
Note Statement

LAS/6009                                $170 Per Request*
Direct/Indirect Liability Reporting         *One execution of  this  program  is
                                             included with month end processing.
                                             Charge would only apply to requests
                                             other than month end.

LAS/6010                                $85  Per Request
Extracts Source ID Numbers
Updates Market Prices

LAS/6011                                $85  Per Request*
HMDA Reporting Code Analysis                *One execution of  this  program is
Reports                                      included with month-end processing.

TTM/5511, TTM/5512                           Standard at month end only.
                                             Other Requests $85.00

CIS/6401                                $25  Per  application  plus  $ .15   per
Cross Application Processing SMART           account. Weekend processing only.

CIS/6300                                $50  Per Request
Specifications Reports

FMS/8200                                $50  Per Request
Move Projected Budget to
Current Budget

ADS/0900                                $100 Per Applications  $.01  Per Account
Mass Maintenance                             on File per Pass of the Application

Specification Changes                   $25  Per Quarter Hour

Special Programming or Consulting       $125 Per Hour

Computer Time for Special               $340 Per Hour
Client Request

Retransmitting of Print Files           $20  Per File
                                        $100 Minimum
                                        $500 Maximum per Processing Day

                                                                     Exhibit A-4

PAPERLESS ITEM MODULE (PIM) SERVICES

Fiserv will provide PIM Services per the fees outlined below:


     ACH Formatted File Input Service
      Implementation Fee                           $125.00    Per Hour
                                                   $225.00    Minimum
      Per Input Formatted File                     $.01       Per Transaction
                                                   $30.00     Minimum Per File



     ACH Origination Service
      Implementation Fee                           $150.00
      Per Monthly Fee                              $100.00


Miscellaneous Service Fees subject to change.

                                                                     Exhibit A-5

                                ANCILLARY MODULES


                                                                    One-Time
Description                                                           Fee           Monthly Fee


General Ledger Accounting System with Cost Center Accounting      Included          Included

Asset Liability Management System                                   $4,000          $325

Bond Account System                                                 $1,500          $200

Check Reconciliation                                                $1,500          $200 Base/$35.00 Per Input File

Fixed Asset System                                                  $1,500          $200

Stockholder Accounting System                                     Included          Included

Accounts Payable System                                             $1,500          $200

Loan Custodial Module                                               $1,500          $200

Automated Collateral Insurance Reporting Module                        N/A          $65 Per Tape

Automated Credit Reporting Module                                      N/A          $65 Per Tape

Holding Company Reporting Module                                    $3,000          $300

Federal Call Reporting Module                                       $1,500          $200         Included

Safe Deposit Box Accounting System                                  $1,500          $200         Included

On-Line Loan Collection Module                                      $4,000          $350         Included

Telebanc                                                          Included          Base $400 plus $.03 per Total Accounts on File
                                                                                    Bank pays for line and/or access fees.

EIM Decision Plan                                                   $1,000          Base $400 plus $.01 per Total Accounts on File

Director                                                          Included          Included

Signature Management Module                                         $1,500          $200

Bill Payment Module                                                 $3,000          $350




Prime Data Warehousing                                            Included          Base $400 Plus $.03 Per Total
   Workstation  Software Per Separate Quote                                         Accounts on File
   Third Party Training Additional

Premier e Com (Internet Banking)                        Per Separate Quote

PWTeller / EZ Teller / PLUS Teller / PII Teller                   Included          Included

PII Platform (Deposit)                                              $2,500          $250

Sharp 6500                                                          $2,500          $250

Platform Transfer CFI Loan/CFI Deposit/Bankers System               $2,500          $250 per Function
Deposit/Bankers System Loan/Formation Technologies Loan/
EZ Lender



Ancillary Module One-Time Fees and Monthly Fees subject to change, in accordance with Exhibit A-2(O). Implementation travel and related expenses additional, in accordance with Exhibit A-2(D).

                                                                     Exhibit A-6
                                   EXHIBIT A-6
                                     TABLE I

                              PERFORMANCE STANDARDS


---------------------------- -------------------------- ---------- ------------------------- -------------------------
Schedule Availability        Critical                   Wt.        Minimum Service Level     Performance Standard
                             Application
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Uptime                  5      98%                       99.7%
07:00-16:00  Sat.            All Applications                      ***                       ***
                             (Within 15 Minutes)
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Uptime                 20      98%                       99.7%
07:00-16:00  Sat.            All Applications                      ***                       ***
                             (Exceeding 15 Minutes)
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Response                5      3 Seconds                 1.5 Seconds
07:00-16:00  Sat.            Time Backoffice                       **
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Response               10      5 Seconds                 3 Seconds
07:00-16:00  Sat.            Time Platform                         **
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Response               10      3 Seconds                 1.5 Seconds
07:00-16:00  Sat.            Time Teller                           **
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
7:30 T-Sat                   Batch Reports*                 5      98%                       99.7%
                             Remote Print
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
7:30 T-Sat                   Optical Reports                5      98%                       99.7%
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
7 X 24 Sun-Sat.              Internet Banking              10      98%                       99%
                             Applications
---------------------------- -------------------------- ---------- ------------------------- -------------------------


Definitions:

Uptime: The specified hour in which the Critical Application is actually available for use by End Users.

Response Time: The Time that is measured by stopwatch between the instant and End User transmits data (hits the Enter key) and the time the same End User receives a response at the originating workstation.

Minimum Service Level: The lowest level of service which is maintained during any month before penalties are assessed.

Performance Standard: The expected level of service to be maintained in any month.

Measurement Period: Calendar Month


*    Excludes SMART Reports, Special Requests and Statements.

**   Provided Client Has Sufficient Capacity at Client Locations.

*** Excludes Unplanned interruption in which Fiserv is required to relocate processing (Exhibit H-1).

                                   EXHIBIT A-6
                                    TABLE II

                           PERFORMANCE CREDIT FORMULA




The number of days during a month in which a "Critical Application" falls below "Minimum Standards" as an average for that day (shown herein as "N"), divided by the number of business days in the month (shown herein as "D"), Equals the percentage of below minimum standard time (shown herein as "P").


                                    N / D = P


The "Weight" (shown herein as "W") divided by 100, times "P", times "N" would be the credit percentage of that months invoice.


                    W/100 x P x N = CP or "Credit Percentage"


EXAMPLE:        N (Number of days in a month below minimum standards) = 5
                D (Number of business days in a month) = 20
                P (N/D) = .25
                W (Weight for downtime exceeding 15 minutes - from Table I) = 20

                Equation: W/100 x P x N = Credit Percentage

                Sample Solution: 20/100 x .25 x 5= 25% credit percentage of that months invoice.

                                                                     Exhibit A-7

                       Visa Debit Processing Fee Schedule

    I.     SYSTEM INSTALLATION
           -------------------
           Setup Fee                                          $      2,500.00   per bin

   II.     MONTHLY PROCESSOR FEES                             $      1,000.00   minimum
           ----------------------
           (All items listed in Section II are included in the monthly minimum)

           Authorization Support                              $          0.08   per transaction
           ---------------------
           (each authorized transaction)

           Settlement Support
           (each settlement transaction)                      $          0.08   first 50,000
                                                              $          0.07   50,001 & Above
           File Residency Support
           (each card on file)                                $          0.05

           Lost/Stolen Card Reporting                         $         10.00   each
           --------------------------
           (after hours)

           CWB/Negative File Updates                          $          1.00   each
           -------------------------

  III.     SNS FULL CARDHOLDERS SERVICING (Optional)
           -----------------------------------------
                                                              $          0.20   first 4,000 cards
                                                              $          0.15   all additional
                                                              $        600.00   minimum

   IV.     FILE TRANSMISSIONS (CMF/OPC/ACH) SUPPORT
           ----------------------------------------
                                                              $        600.00   month

    V.     REPORTING ACCESS                                   $        100.00   per month
           ----------------

   VI.     CARD PRODUCTION
           ---------------
           (includes embossing/encoding, card carrier, envelopes, and PIN reminder/not including postage)
                                                              $          2.00   per card and PIN
                                                              $         20.00   minimum per run

  VII.     PREPARATION OF VISA QUARTERLY REPORTING
           ---------------------------------------
           (VISA Associate Members Only)                      $        150.00   quarter

 VIII.     VISA FEES AND OTHER SERVICES
           ----------------------------
           The client will be responsible for all VISA fees, dues and assessments, the cost of plastics, communications costs, all equipment expenses and any other costs not specified above.


ACCEPTED BY:

Appalachian Community Bank                    Fiserv Solutions, Inc.

-----------------------------                 ----------------------------------
Authorized Signature                          Authorized Signature
Printed Name:                                 Printed Name:  William W. Bryant
Title:                                        Title:  President - Fiserv Atlanta

-----------------------------                 ----------------------------------
Date                                          Date

                                                                     Exhibit H-1

                   FISERV ATLANTA DISASTER RECOVERY AGREEMENT
                                ON-LINE SERVICES



I. Fiserv shall maintain a disaster recovery plan with respect to Fiserv Services, including on-line services (the "Disaster Recovery Plan"), and, in the event of a Disaster (as defined in this Section), Fiserv shall implement its Disaster Recovery Plan. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's service center in which Fiserv, using reasonable judgment, requires relocation of processing to a recovery location. Fiserv shall notify Client as soon as possible after Fiserv deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard on-line services to a recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunications with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the primary recovery location and only after stabilizing the provision of base on-lineservices.

II. In the event of a Disaster, Fiservand Client shall establish alternative communications, as discussed by Fiserv and Client prior to the date(s) below. .

III. Fiserv shall test the Disaster Recovery Planat least once per year. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Upon Client request, test results will be made available to Client's management, regulators, internal and external auditors, and insurance underwriters.

IV. Client understands and agrees that the Disaster Recovery Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting Fiserv's service center(s). Fiserv does not warrant that Fiserv Services will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary to properly protect Client's revenues in the event of a disaster.

V. Base subscription fee of $100.00 monthly plus $0.01 per total accounts on file (Deposit & Loan).





ACCEPTED BY:

APPALACHIAN COMMUNITY BANK                    FISERV SOLUTIONS, INC.


------------------------------------          ----------------------------------
Authorized Signature                          Authorized Signature
Printed Name:                                 Printed Name:  William W. Bryant
Title:                                        Title:  President - Fiserv Atlanta


------------------------------------          ----------------------------------
Date                                          Date

                                                                     Exhibit H-1


                   FISERV ATLANTA DISASTER RECOVERY AGREEMENT
                                EFT/ATM SERVICES
                         (Atlanta Stratus Support Only)




I. Fiserv shall maintain a disaster recovery plan with respect to Fiserv Services, including EFT/ATM services (the "Disaster Recovery Plan"), and, in the event of a Disaster (as defined in thisSection), Fiserv shall implement its Disaster Recovery Plan. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's service center in which Fiserv, using reasonable judgment, requires relocation of processing to a recovery location. Fiserv shall notify Client as soon as possible after Fiserv deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard EFT/ATM services to a recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunications with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the primary recovery location and only after stabilizing the provision of base EFT/ATM services.

II. In the event of a Disaster, Fiserv and Client shall establish alternative communications, as discussed by Fiserv and Client prior to the date(s) below.

III. Fiserv shall test the Disaster Recovery Planat least once per year. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Upon Client request, test results will be made available to Client's management, regulators, internal and external auditors, and insurance underwriters.

IV. Client understands and agrees that the Disaster Recovery Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting Fiserv's service center(s). Fiserv does not warrant that Fiserv Services will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary to properly protect Client's revenues in the event of a disaster.

V.   Base subscription fee of $100.00




ACCEPTED BY:

APPALACHIAN COMMUNITY BANK                    FISERV SOLUTIONS, INC.


------------------------------------          ----------------------------------
Authorized Signature                          Authorized Signature
Printed Name:                                 Printed Name:  William W. Bryant
Title:                                        Title:  President - Fiserv Atlanta


------------------------------------          ----------------------------------
Date                                          Date

                                                                       Exhibit O

                           Internet Banking Services


     Client agrees with Fiserv as follows:

     1. Services. Fiserv will provide Client the Internet Banking Services specified in Exhibit O - 1, Client Web Site Branding specified in Exhibit O - 3, and the Internet Web Hosting Services specified in Exhibit O - 4 (collectively, "Internet Banking Services").

     2. Fees. Client shall pay Fiserv the fees and other charges for Internet Banking Services specified in Exhibits O - 2, and O - 4. Fiserv shall invoice Client monthly in advance for fixed fees and recurring monthly fees and on a current basis for all transaction and customer fees and third party services.

     3. Equipment and Supplies. Client shall obtain and maintain at its own expense such equipment as may be necessary or appropriate to facilitate the proper use and receipt of Internet Banking Services. Client shall be responsible for paying for all supplies to be used in connection with Internet Banking Services.

     4. Service Modifications. In connection with Fiserv's provision of Internet Banking Services, (a) Fiserv may, at any time, withdraw Internet Banking Services, or any part thereof, upon 6 months prior written notice; and (b) either party may terminate Internet Banking Services, or any part thereof, immediately upon notice to the other party of any legislative, regulatory, or judicial (i) impairment of the provision thereof; and/or (ii) restrictions or conditions that would materially affect the integrity thereof.

     5. Effect of Termination. Upon any termination or expiration of this Exhibit, Client shall continue to be responsible for fees related to Internet Banking Services unless Fiserv receives written notice to delete Client Files from the Fiserv System. Client shall continue to be responsible for all data communications and modem fees until (i) all circuits are disconnected and the telecommunications company ceases invoicing Fiserv; and (ii) Fiserv receives back all equipment supplied to Client by Fiserv.

     6. Trademark License. Client hereby grants to Fiserv a non-exclusive, non-assignable right to use Client's trademarks, trade names, service marks, and service names (collectively, "Trademarks") in connection with Fiserv's provision of Internet Banking Services. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of Fiserv's use of Trademarks.

     7. Regulatory Compliance. Client shall use Internet Banking Services only in conjunction with lawful purposes. Client agrees not to use Internet Banking Services for any activities in violation of any laws or regulations, including, but not limited to, wrongful transmission of copyrighted material, sending of threatening or obscene materials, or misappropriation of exportation of trade or national secrets.

     8. Client Warranties. Client represents and warrants that (a) any work, content, or information ("Content") provided to Fiserv is either original or that Client has the legal right to provide such Content; and (b) Content doesn't impair or violate any intellectual property or other rights of Fiserv or any third party. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of any breaches of the foregoing. Client acknowledges that Fiserv shall not monitor, review, or approve any Content. Client acknowledges that access to Internet Banking Services shall be across public and private lines and that Fiserv has no control over such lines or the information available from non-Fiserv sources.

                                                                     Exhibit O-1

                            Internet Banking Services


1. Fiserv will provide Client access to Internet Banking Services via the Premier eCom solution. Client's customers may access and conduct certain business transactions to their enabled accounts from this access solution.

2.   Fiserv will provide the  following  functions  for the fees  identified  in
     Exhibit 0 - 2:

--------------------------------------------------------------------------------

                               Internet Functions

     Sign on Authorization
     Statement Review
     Bill Payment - optional
     Transaction History View
     E-mail interface from customer to Client - optional
     Account Summary
     Funds Transfer
     Reports

--------------------------------------------------------------------------------

3. Fiserv shall provide Internet Banking Services that Fiserv controls in a 7 x 24 environment, subject to reasonable downtime for maintenance. Fiserv will attempt to limit its downtime to those hours of operation least impacted by customer usage.

4. Client acknowledges and understands that Internet Banking Services may be subject to unavailability due to congestion or overload on public circuits supplied by third parties or due to downtime by such third parties.

5. Fiserv agrees to provide second level customer support to Client in the event Client is unable to resolve customer support issues related to the normal operation of Internet Banking Services adequately during normal business hours. Fiserv's sole obligation is to provide timely response to Client for requests for support. In no event is Fiserv obligated to contact Client's customers to provide support for Internet Banking Services.

6. Fiserv will provide 1 day of training, comprised of a general system overview, administration, and end user training in the use of Internet Banking Services. Client acknowledges and agrees to reimburse Fiserv for reasonable travel, boarding, and meal expenses incurred for such training. Client further acknowledges that additional training, project management, and consulting may be obtained from Fiserv at the rates specified in Exhibit O - 2.

7. Fiserv will provide Client with Bill Payment Support Service Procedures in accordance with the procedures of Fiserv's designated remittance processor ("Remittance Processor").

8. Implementation Services will include Development of the basic Internet page to be attached to Client's Internet home page. Fiserv will brand the page with Client's Trademarks and use reasonable efforts to match the look of the transaction page with the home page.

9. Check images are available but require both Director (in-house or service bureau) and check images being captured (either in-house on an appropriately configured system or via Fiserv ImageSoft product). Additional software may be required depending upon Client configuration.

10.  Portal services are available on a request basis.

                            Internet Banking Services

Client Responsibilities

1. Client will facilitate timely cooperation between any necessary third parties in order for Fiserv to provide Internet Banking Services.

2. Client will provide Fiserv the applicable domain name for Internet Banking Services, if applicable.

3. Client will establish a web site using Client's vendor of choice using a Client designated operable domain name.

4. Client will obtain from each customer with access to Internet Banking Services (a) a written application, and/or (b) a written agreement sufficient to enable Client to comply with its obligations under this Exhibit, with such agreement specifying the Internet Banking Services to be provided and customers' obligations in using Internet Banking Services.

5. Client will review and approve all applications for use of Internet Banking Services, using any validation procedures Client determines, in its sole discretion, are necessary to ensure the financial integrity of a participating customer.

6. Client is, and shall remain, solely and exclusively responsible for any and all financial risks, including, without limitation, insufficient funds, associated with each customer accessing Internet Banking Services. Fiserv shall not be liable in any manner for such risk unless (a) the customer follows the procedures described in the written agreement referenced above; and (b) customer is assessed a penalty or late fee due to Fiserv's wrongful act or omission. In no event shall Fiserv's responsibilities for such penalties or late fees exceed $100.00.

7. Client will use, and will instruct its customers to use, Internet Banking Services in accordance with such reasonable rules as may be established by Fiserv from time to time as set forth in any materials furnished by Fiserv to Client.

8. Client assumes exclusive responsibility for the consequences of any instructions it may give to Fiserv, for Client's or its customers failures to access Internet Banking Services properly in a manner prescribed by Fiserv, and for Client's failure to supply accurate input information, including, without limitation, any information contained in an application.

9. Client will designate a bank settlement account to be used for the purposes of settling, in aggregate, the financial transactions requested via Internet Banking Services. Fiserv shall provide Client with details of the specific transactions, reported similarly as other transactions may be done, that were a result of access to Internet Banking Services. Client shall be responsible for auditing and balancing of any settlement accounts.

10. This Exhibit assumes a guaranteed or"good funds" environment for Bill Payment processing in which Client agrees to settle directly with Remittance Processor for bill payment transactions. Bill payment transactions for client are settled on the processing day after the bill payment instruction was sent to Remittance Processor. Client will receive a transmitted Payment Response File during the morning of each processing day. This file shows the dollar amounts for payments processed from the prior day's transmission. This file will also include a listing of any payment items that did not process and should not be settled. Client must transfer the total dollar amount of the payments processed to Remittance Processor's designated bank account by 11:00 a.m. Eastern Time or within a reasonable amount of time following the receipt of the Payment Response File and no later than the end of the business day at 5:00 p.m. Eastern
     Time. Remittance Processor will verify this wire transfer, and upon verification, will proceed with the processing for Client

11. Client will verify and reconcile any out-of-balance condition, and promptly notify Fiserv of any errors in the foregoing within 24 hours (exclusive of weekends and applicable holidays) after receipt of the applicable detail report(s) from Fiserv. If notified within such period, Fiserv shall correct and resubmit all erroneous files, reports, and other data at Fiserv's then standard charges, or at no charge, if the erroneous report or other data directly resulted from Fiserv's error.

12. Client is expressly prohibited from extending any warranty or warranties on Fiserv's behalf to any person.

                            Internet Banking Services


13. Client appoints Fiserv as its agent with the sole discretion for Remittance Processor selection for Fiserv's use in providing bill payment services and other similar third party services, which may, from time to time, become available or be offered to Client as additional services.

14. Client agrees to purchase any necessary equipment or software needed to provide Internet Banking Services from Fiserv or a Fiserv-approved alternative, and shall be responsible for maintaining such equipment or software in an operating condition, including any mandatory maintenance service programs prescribed by Fiserv. Fiserv will provide minimum specifications for all such equipment or software.

15. PremierECom requires browser desktop software (i.e. SCM2100 or Premier Navigator) to reside on each workstation that needs administrative capabilities. The bank is responsible for the acquisition and installation of these two products.

16. Client agrees to provide first level customer support for Internet Banking Services with its customers.

17.  Client acknowledges and understands disaster recovery is excluded.

Client acknowledges and understands its responsibility and liability as they relate to Client's access to the Internet. Fiserv assumes no liability or control over the Internet access of its on-site systems and remote employee or affiliate access.



Client is contracting for these services:

      PremierECom Internet Services                 Yes               No
                                                         -----            ------

      Bill Payment Services                         Yes               No
                                                         -----            ------

      If Bill Payment Services are to be provided, indicate which company below:
                  CheckFree         _____
                  PrincetonECom     _____





Appalachian Community Bank                 Fiserv Solutions, Inc.

By:                                        By:
   ---------------------------------          ----------------------------------
                                                      William W. Bryant
Title:                                     Title:     President - Fiserv Atlanta
      ------------------------------             -------------------------------

Date:                                      Date:
     -------------------------------            --------------------------------

                                                                     Exhibit O-2

                         Internet Banking Services Fees

-------------------------------------------------------------------------------- -------------------------------------
                                Implementation                                              One-time Fees
-------------------------------------------------------------------------------- -------------------------------------
-------------------------------------------------------------------------------- -------------------------------------
Implementation Fees:
Total Number of Accounts < 10,000  (Deposit and Loan Accounts)                  $   16,000
Total Number of Accounts > 10,000  (Deposit and Loan Accounts)                      Included

CheckFree Bill Payment:
Total Number of Accounts < 10,000                                               $   4,000
Total Number of Accounts > 10,000                                               $   5,000
-------------------------------------------------------------------------------- -------------------------------------
-------------------------------------------------------------------------------- -------------------------------------
Initial Set-up and Training:                                                    $   (Included)
1 Day Training Included plus T&E                                                $   Out Of Pocket Expenses
-------------------------------------------------------------------------------- -------------------------------------


                             Recurring Monthly Fees
                               Number of Customers
--------------------------------------- --------------------------------------- --------------------------------------
                                                                                            Monthly Fees
--------------------------------------- --------------------------------------- --------------------------------------
Recurring Fees:
Monthly Base Fee:                       Includes 1 hour maintenance per         $   Included
Per Account Fee:                        month**                                 $         .05

CheckFree Bill Payment:
Monthly Base Fee:                                                               $      600.00
Per CheckFree Account Fee:                                                      $         .57 *

CheckFree Special Services Fees:
Stop Pay or Re-Issue                                                            $       20.00 *
Overnight Delivery                                                              $       20.00 *
ROLA Station                                                                    $       20.00 *
--------------------------------------- --------------------------------------- --------------------------------------

                             Transaction Based Fees
-------------------------------------------------------------------------------- -------------------------------------
Transaction Fees:
All Transactions (Includes Inquiries, transfers, etc.)                          $        .02  (after 12 months)
-------------------------------------------------------------------------------- -------------------------------------
-------------------------------------------------------------------------------- -------------------------------------
CheckFree Bill Pay Transactions                                                 $        .25 *
-------------------------------------------------------------------------------- -------------------------------------
-------------------------------------------------------------------------------- -------------------------------------
New CheckFree Customer Setup                                                    $       1.00
-------------------------------------------------------------------------------- -------------------------------------
-------------------------------------------------------------------------------- -------------------------------------
Statement View Downloads                                                        $
-------------------------------------------------------------------------------- -------------------------------------


*    Monthly minimum of $200.00 for the aggregate of these CheckFree Fees.

**   Additional maintenance $125.00 per hour, billed in 15 minute increments.

Additional Training:                    $500.00 per day
Programming/Consulting Services:        $500.00 per day
Internet audit fee allocated based on number of clients.

                                                                     Exhibit O-3



                            Internet Banking Services

Client Web Site Branding. Client Branding Services will include the following:

o    Customized background textures and colors

o    Customized button design and colors

o    Customized Login Screen

o    Customized Welcome page including picture, logo, text

o    Customized font selections

o    Customized Optional Buttons - maximum of four (4)

o    Hyperlink to Client's Web page for Email

o    Display of Industry Bugs (Member FDIC, Equal Housing Lender, etc.)


Completion of Web Branding Services: Based on a final review by Client of the pre-live Client Web Site including text, graphic, and navigation content and other authorized content, Client will provide written approval thereof, which approval will not be unreasonably withheld or delayed. Such approval will constitute authorization to implement the Client Web site on Fiserv's Internet System. Implementation of the Client Web Site on Fiserv's Internet System will occur within 5 business days of Fiserv's receipt of Client's approval.

                            Internet Banking Services

Internet Web Hosting Services:

Basic Service: The Internet Web Hosting Services includes a Client directory with Fiserv Atlanta's domain name or under Client's domain name if Client has a registered domain name. Fiserv agrees that Web Hosting Services will provide a hosting site for the Client Web Site and shall be available for access on a 7 day, 24 hour basis, with an uptime of 90% other than required maintenance and upgrade periods. Fiserv will make commercially reasonable efforts to minimize these downtime periods so that they are of as short as duration as possible, and at the least active times.

Fiserv will submit Client's Web Site Universal Resource Locator (URL) address to mutually agreed upon database search and retrieval services (such as Yahoo) and listing service (such as COOL) on the Internet for the purposes of listing the Web Site. These listing services are billed to Client. Client agrees to (i) pay for any such fees or for any other listing or advertising services Client may elect, or (ii) cancel such listing services. Unless otherwise agreed to in writing, Client is responsible for notifying Fiserv of updates to Client's Web Site on an as needed basis. Fiserv shall incorporate such change to the Fiserv Internet System on a periodic basis as mutually agreed.

It is the client's responsibility to monitor and contact Fiserv should there be a problem with the home page. Fiserv will not be liable for any changes made by an unauthorized person.


-------------------------------- ---------------------------------------------- --------------------------------------
Description                                                                     Fees
-------------------------------- ---------------------------------------------- --------------------------------------
-------------------------------- ---------------------------------------------- --------------------------------------
Implementation:                  One-Time Implementation Fee to move from       $      500.00
                                 current Host Provider
-------------------------------- ---------------------------------------------- --------------------------------------
-------------------------------- ---------------------------------------------- --------------------------------------
Recurring :                      Monthly Base Fee                               $      200.00
                                 Includes 1 Hour of Changes Per Month*
-------------------------------- ---------------------------------------------- --------------------------------------
-------------------------------- ---------------------------------------------- --------------------------------------
Optional Enhancements:           Per Hour, Billed in 15 Minute  Increments      $     125.00
-------------------------------- ---------------------------------------------- --------------------------------------
-------------------------------- ---------------------------------------------- --------------------------------------

-------------------------------- ---------------------------------------------- --------------------------------------


Note: * Unused Time Cannot Be Carried Forward.




Client is contracting for Web Site Hosting Services: Yes               No
                                                         -----            ------







Appalachian Community Bank                   Fiserv Solutions, Inc.

By:                                          By:
   ---------------------------------------      --------------------------------
                                                      William W. Bryant
Title:                                       Title:   President - Fiserv Atlanta
      ------------------------------------         -----------------------------

Date:                                        Date:
     -------------------------------------        ------------------------------